UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2020 (March 18, 2020)

ArTara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36694	20-4580525
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Little West 12th Street New York, NY		10014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 844-0337

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TARA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) On March 18, 2020, the Audit Committee of the Board of Directors (the “Audit Committee”), of ArTara Therapeutics, Inc. (the “Company”) confirmed the resignation of Ernst and Young LLP as our independent registered public accounting firm, effective as of March 23, 2020.

On January 9, 2020, Proteon Therapeutics, Inc. (“Proteon”), and privately-held ArTara Therapeutics, Inc. (“Private ArTara”), completed the merger and reorganization (the “Merger”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated September 23, 2019, by and among Proteon, Private ArTara and REM 1 Acquisition, Inc., a wholly owned subsidiary of Proteon (“Merger Sub”), whereby Merger Sub merged with and into Private ArTara, with Private ArTara surviving as a wholly owned subsidiary of Proteon. In connection with, and prior to the completion of, the Merger, Private ArTara changed its name from “ArTara Therapeutics, Inc.” to “ArTara Subsidiary, Inc.”, and Proteon changed its name from “Proteon Therapeutics, Inc.” to “ArTara Therapeutics, Inc.” Prior to the completion of the Merger, Ernst and Young LLP served as the independent registered public accounting firm of Proteon.

The reports of  Ernst and Young LLP on Proteon’s consolidated financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2019 and 2018, there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst and Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of  Ernst and Young LLP would have caused Ernst and Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

(b) On March 18, 2020 the Audit Committee approved the engagement of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2020.

Prior to the completion of the Merger, Marcum LLP served as the independent auditors of Private ArTara.

During the years ended December 31, 2019 and 2018, neither Proteon, nor anyone on their behalf consulted with Marcum LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Proteon’s financial statements, and neither a written report nor oral advice was provided to Proteon that Marcum LLP concluded was an important factor considered by Proteon in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

We delivered a copy of this Current Report on Form 8-K to Ernst and Young LLP on March 19, 2020 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree.  Ernst and Young LLP responded with a letter dated March 23, 2020, a copy of which is annexed hereto as Exhibit 16.1 stating that Ernst and Young LLP agrees with the statements set forth above

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter dated March 23, 2020 from Ernst and Young LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTARA THERAPEUTICS, INC.

Date: March 23, 2020	By:	/s/ Jesse Shefferman
Jesse Shefferman
President and Chief Executive Officer